                    ADDENDUM TO FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement, made the 1st day of January, 2000, and subsequently amended on January 28, 2000 by and among PACIFIC LIFE INSURANCE COMPANY (formerly Pacific Mutual Life Insurance Company) ("Pacific Life"), a life insurance company domiciled in California, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement; PACIFIC LIFE & ANNUITY COMPANY ("PL&A", and, together with Pacific Life, the "Companies"), a life insurance company domiciled in Arizona, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement (the segregated asset accounts of the Companies are referred to collectively as the "Separate Accounts"); PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust; and PACIFIC SELECT DISTRIBUTORS, INC. ("Distributor"), a California corporation, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 14th day of August, 2000.

1. Effective October 2, 2000, Exhibit B attached to the Agreement, is amended as shown on Exhibit B attached to this Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     PACIFIC SELECT FUND



ATTEST:   /s/ Audrey L. Milfs          BY:     /s/ Thomas C. Sutton
        ---------------------------           ----------------------------
        Name: Audrey L. Milfs                 Name:  Thomas C. Sutton
        Title:   Secretary                    Title:  Chairman of the Board &
                                                            Trustee



                                     PACIFIC SELECT DISTRIBUTORS, INC.



ATTEST:   /s/ Audrey L. Milfs          BY:      /s/ Gerald W. Robinson
        ----------------------------          -----------------------------
        Name: Audrey L. Milfs                 Name:  Gerald W. Robinson
        Title:   Secretary                    Title:    Chairman & Chief
                                                        Executive Officer

                                     PACIFIC LIFE INSURANCE COMPANY



ATTEST:   /s/ Audrey L. Milfs          BY:      /s/ Thomas C. Sutton
        ----------------------------          -----------------------------
        Name: Audrey L. Milfs                 Name:  Thomas C. Sutton
        Title:   Secretary                    Title:    Chairman of the Board &
                                                        Chief Executive Officer



ATTEST:   /s/ Audrey L. Milfs          BY:      /s/ Glenn S. Schafer
        ----------------------------          -----------------------------
        Name: Audrey L. Milfs                 Name:  Glenn S. Schafer
        Title:   Secretary                    Title:    President



                                     PACIFIC LIFE & ANNUITY COMPANY



ATTEST:   /s/ Audrey L. Milfs          BY:      /s/ Lynn C. Miller
        ----------------------------          -----------------------------
        Name: Audrey L. Milfs                 Name:  Lynn C. Miller
        Title:   Secretary                    Title:    Executive Vice President

                                    EXHIBIT B

                           Aggressive Equity Portfolio

                           Emerging Markets Portfolio

                         Diversified Research Portfolio

                           Small-Cap Equity Portfolio

                        International Large-Cap Portfolio

                            Bond and Income Portfolio

                                Equity Portfolio

                           I-Net Tollkeeper Portfolio

                            Multi-Strategy Portfolio

                             Equity Income Portfolio

                               Growth LT Portfolio

                           Strategic Value Portfolio*

                              Focused 30 Portfolio*

                             Mid-Cap Value Portfolio

                             Equity Index Portfolio

                            Small-Cap Index Portfolio

                                 REIT Portfolio

                          International Value Portfolio

                         Government Securities Portfolio

                             Managed Bond Portfolio

                             Money Market Portfolio

                            High Yield Bond Portfolio

                            Large-Cap Value Portfolio



         *Effective October 2, 2000